$20,000,000

AMENDED AND RESTATED
CREDIT AND GUARANTY AGREEMENT


dated as of


May 31, 1994


among


Wainoco Oil & Gas Company,
as Borrower

Wainoco Oil Corporation,
 as Guarantor


The Banks Listed Herein


and


Morgan Guaranty Trust Company of New York, as Agent

TABLE OF CONTENTS

1.  The Table of Contents is not a part of this Agreement.

ARTICLE I
DEFINITIONS

SECTION   1.01 Definitions
          1.02 Accounting Terms and Determinations


ARTICLE II
THE CREDITS

SECTION   2.01 Commitments to Lend
          2.02 Method of Borrowing
          2.03 Notes
          2.04 Maturity of Loans; Mandatory Prepayments
          2.05 Interest Rates
          2.06 Fees
          2.07 Termination or Reduction of Commitments
          2.08 Method of Electing Interest Rates
          2.09 Optional Prepayments
          2.10 Contingent Prepayments
          2.11 General Provisions as to Payments
          2.12 Funding Losses
          2.13 Computation of Interest and Fees


ARTICLE III
CONDITIONS

SECTION   3.01 Effectiveness
          3.02 Indebtedness under the Original Credit Agreement
          3.03 Borrowings


ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION   4.01 Corporate Existence and Power
          4.02 Corporate and Governmental Authorization;
                No Contravention Authorization;
                No Contravention
          4.03 Binding Effect
          4.04 Financial Information
          4.05 Litigation
          4.06 Compliance with ERISA
          4.07 Environmental Matters
          4.08 Taxes
          4.09 Subsidiaries
          4.10 Regulation
          4.11 Full Disclosure
          4.12 Mortgaged Properties
          4.13 Mortgage Liens
          4.14 Reserve Data and Projections
          4.15 Gas Imbalances

ARTICLE V
COVENANTS

SECTION   5.01 Information
          5.02 Payment of Obligations
          5.03 Maintenance and Development of
                Borrower Engineered Properties
                and Other Property; Insurance
          5.04 Conduct of Business and Maintenance of Existence
          5.05 Compliance with Laws
          5.06 Inspection of Property, Books and Records
          5.07 Debt
          5.08 Restricted Payments
          5.09 Investments
          5.10 Negative Pledge
          5.11 Consolidations, Mergers and Sales of Assets
          5.12 Use of Proceeds
          5.13 Value of Mortgaged Properties
          5.14 Engineer's Reports
          5.15 Disposition of Borrower Engineered Properties
          5.16 Transactions with Affiliates
          5.17 Minimum Fixed Charge Coverage
          5.18 Minimum Consolidated Net Worth
          5.19 Interest Coverage Ratio
          5.20 Amendment to other Agreements


ARTICLE VI
DEFAULTS

SECTION   6.01 Events of Default
          6.02 Notice of Default


ARTICLE VII
THE AGENT

SECTION   7.01 Appointment and Authorization
          7.02 Agent and Affiliates
          7.03 Action by Agent
          7.04 Consultation with Experts
          7.05 Liability of Agent
          7.06 Indemnification
          7.07 Credit Decision
          7.08 Successor Agent
          7.09 Agent's Fees


ARTICLE VIII
CHANGE IN CIRCUMSTANCES

SECTION   8.01 Basis for Determining Interest
                Rate Inadequate or Unfair
          8.02 Illegality
          8.03 Increased Cost and Reduced Return
          8.04 Taxes
          8.05 Domestic Loans Substituted for
                Affected Euro-Dollar Loans


ARTICLE IX
GUARANTY

SECTION   9.01 The Guaranty
          9.02 Guaranty Unconditional
          9.03 Discharge Only Upon Payment in Full;
                Reinstatement in Certain Circumstances
          9.04 Waiver by Wainoco
          9.05 Subrogation
          9.06 Stay of Acceleration


ARTICLE X
MISCELLANEOUS

SECTION  10.01 Notices
         10.02 No Waivers
         10.03 Expenses; Indemnification
         10.04 Sharing of Set-Offs
         10.05 Non-exercise of Set-Off; Waiver
                of Enforcement Without Consent
         10.06 Amendments and Waivers
         10.07 Successors and Assigns
         10.08 Collateral
         10.09 GOVERNING LAW
         10.10 Submission to Jurisdiction
         10.11 Counterparts; Integration
         10.12 WAIVER OF JURY TRIAL


Exhibit A - Note

Exhibit B - Opinion of Gardere & Wynne, L.L.P.

Exhibit C - Opinion of Andrews & Kurth L.L.P.

Exhibit D - Opinion of Special Louisiana Counsel
            for the Borrower

Exhibit E - Opinion of Special Mississippi Counsel
            for the Borrower

Exhibit F - Opinion of Special Counsel for the
            Agent

Exhibit G - Assignment and Assumption Agreement

AMENDED AND RESTATED
CREDIT AND GUARANTY AGREEMENT


          AGREEMENT dated as of May 31, 1994 among WAINOCO
OIL & GAS COMPANY, WAINOCO OIL CORPORATION, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, as Agent.

WITNESSETH:

          WHEREAS, the Borrower and Wainoco have heretofore entered into a Credit and Guaranty Agreement dated as of October 4, 1991 with the banks listed therein and the Agent
(as amended to the Effective Date, the "Original Credit
Agreement"); and

          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in its entirety to read as set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:


ARTICLE I

DEFINITIONS

          SECTION 1.01.  Definitions.  The following terms, as
used herein, have the following meanings:

          "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(b).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls Wainoco (a "Controlling Person") or (ii) any Person which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks under the Financing
Documents, and its successors in such capacity.

          "Agreement" means the Original Credit Agreement, as amended by this Amended Agreement, and as the same may be further amended from time to time.

          "Amended Agreement" means this Amended and Restated
Credit and Guaranty Agreement dated as of May 31, 1994.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending
Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

          "Assignee" has the meaning set forth in Section
10.07(c).

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section
10.07(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus Federal Funds Rate for such day.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means Wainoco Oil & Gas Company, a Delaware corporation, and its successors.

          "Borrower Engineered Properties" means all interests owned by the Borrower in oil and gas properties in the United States of America which are classified "proved developed" or "proved undeveloped" in accordance with the regulations of the Securities and Exchange Commission as in effect on the date hereof.

          "Borrower Engineer's Report" means (a) the Initial Borrower Engineer's Report, and (b) each report delivered by the Borrower pursuant to Section 5.14(a) or 5.14(e) that (i) is certified by the Independent Petroleum Engineers, (ii) is prepared in accordance with established criteria generally accepted in the oil and gas industry and standards customarily used by such Independent Petroleum Engineers in making any determinations or appraisals, (iii) is based upon the assumptions determined in accordance with Section 5.14(b) or 5.14(e), as the case may be, and such other assumptions, estimates and projections as are fully disclosed in such Borrower Engineer's Report, (iv) sets forth the matters specified in Section 5.14(a) and (v) is, except to the extent that any of the requirements of clauses (i) to (iv) hereof would cause its form to differ from the form of the Initial Borrower Engineer's Report, substantially in the form of the Initial Borrower Engineer's Report.

          "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

          "Borrowing Base" means (i) on any date prior to both
(x) July 15, 1994 and (y) the first Determination Date, $20,000,000 and (ii) on any date on or after July 15, 1994, 18,000,000, or if after such Determination Date, the amount notified to the Borrower by the Agent pursuant to Section 2.01(b) as the amount of the Borrowing Base on the most recent Determination Date falling on or prior to such date, less, in either case, the Net Sales Proceeds of any of the Borrower Engineered Properties covered by the then most recent Borrower Engineer's Report sold, leased or transferred on or after the date of such Engineer's Report (unless such sale, lease or transfer is otherwise taken into account in the determination of the Borrowing Base for such date), but only if and to the extent the aggregate amount of such Net Sales Proceeds in any calendar year exceeds $1,000,000. The Borrower will promptly notify the Agent of any sale, lease or other transfer of Borrower Engineered Properties which requires a reduction in the Borrowing Base pursuant to this Section.

          A "Borrowing Base Excession" exists at any date if and to the extent that the aggregate outstanding principal amount of the Loans at such date exceeds the Borrowing Base at such date.

          "California Mortgage" means the Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing dated as of October 4, 1991 purporting to mortgage in favor of Peter Rugg, as trustee and the Agent the property interests described or referred to in the Initial Borrower Engineer's Report in the Beverly Hills Field situated in the State of California, as amended by the Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing Amendment and Extension dated as of June 30, 1992, the Second Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing Amendment and Extension dated as of March 31, 1993 and the Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing Amendment and Extension dated as of the date hereof, and as the same may be further amended from time to time.

          "Capital Costs" means, with respect to any oil and gas property, all capital expenditures incurred in connection with the conversion or attempted conversion of such property from "proved undeveloped" to "proved developed" as classified in accordance with the regulations of the Securities and Exchange Commission as in effect on the date hereof and the maintenance of such property as "proved developed" as classified in accordance with the regulations of the Securities and Exchange Commission as in effect on the date hereof.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.07.

          "Consolidated Debt" means, at any date, the Debt of Wainoco and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated EBITDA" means, for any fiscal period, consolidated net income of Wainoco and its Consolidated Subsidiaries for such period plus, to the extent deducted in determining such consolidated net income for such period, the aggregate amount of (i) interest expense, (ii) provision for income taxes and (iii) depletion, depreciation, amortization and other similar non- cash charges.

          "Consolidated Operating Cash Flow" means, for any fiscal period, consolidated net income of Wainoco and its Consolidated Subsidiaries for such period plus, to the extent deducted in determining such consolidated net income for such period, the aggregate amount of (i) the deferred portion of the provision for income taxes and (ii) depletion, depreciation, amortization and other similar non-cash charges.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of Wainoco in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of Wainoco and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1993 in the book value of any asset owned by Wainoco or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

          "Continuing Bank" means each Bank party to the Original
Credit Agreement other than a Departing Bank.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

          "Debt Ratio" means, as of the last day of any fiscal quarter of Wainoco, the ratio of (i) the Consolidated Operating
Cash Flow for the four consecutive fiscal quarters ended at such date to (ii) the Consolidated Debt at such date.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Departing Bank" means each party listed on the signature pages hereof as a "Departing Bank".

          "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Determination Date" means each date on which the Agent shall notify the Borrower of the amount of the Borrowing Base pursuant to Section 2.01(b).

          "Discounted Present Value of Future Net Revenue" means, with respect to any Engineered Property and as of any specified date, an amount equal to the present value of Future Net Revenue from such Engineered Property, determined by discounting the stated amount of such Future Net Revenue from the date on which such amount is expected to be realized to such specified date at
(i) prior to the first Determination Date, the applicable discount rate used for the purposes of the computations contained in the Initial Engineer's Report covering such Engineered Property, computed on a simple interest basis for years of 365 days (or 366 days in a leap year), and (ii) on or after the first Determination Date, the rate specified by the Agent pursuant to
Section 5.14(b) or 5.14(d), as the case may be, computed on a simple interest basis for years of 365 days (or 366 days in a leap year).

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New
York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

          "Domestic Loan" means (i) a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or Article VIII or (ii) an overdue amount which was a Domestic Loan immediately before it became overdue.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

          "Engineered Properties" means the Borrower Engineered
Properties and the Wainoco Engineered Properties.

          "Engineer's Report" means a Borrower Engineer's Report or a Wainoco Engineer's Report.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, or any successor statute.

          "ERISA Group" means Wainoco, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Wainoco or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business
Day on which commercial banks are open for international business
(including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or(ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

          "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.05(b) on the basis of an Adjusted London
Interbank Offered Rate.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(b).

          "Event of Default" has the meaning set forth in Section
6.01.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "FHI" means Frontier Holdings Inc., a Delaware corporation.

          "FHI Credit Agreement" means a bank credit facility providing for loan availability and/or letter of credit availability, provided that the aggregate outstanding principal amount of loans thereunder may at no time exceed $15,000,000.

           "FHI EBITDA" means, for any fiscal period, consolidated net income of FHI and its Consolidated Subsidiaries for such period plus, to the extent deducted in determining such consolidated net income for such period, the aggregate amount of
(i) interest expense, (ii) provision for income taxes and (iii) depletion, depreciation, amortization and other similar non-cash charges.

          "FHI Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by FHI.

          "Financing Documents" means this Agreement, the Notes and the Mortgages.

          "Fixed Charges" means, for any fiscal year, the sum of
(i) interest payments required to be made on Debt of Wainoco or any Subsidiary during such fiscal year, determined as follows:
(A) if the rate of interest applicable to any Debt is at the date of determination an unknown or variable rate, then the rate to be used for the purpose of such determination shall be the rate per annum equal to the weighted average applicable rate of interest paid by such Person on such Debt during the then most recently ended calendar month, (B) except as provided in clause (C), the principal amount of Debt outstanding during such fiscal year shall be assumed to be the amount outstanding at the last day of the fiscal quarter of Wainoco most recently ended on or prior to the date of determination, reduced as contemplated by clauses
(ii) and (iii) below and (C) FHI shall be assumed to have constant outstanding bank borrowings of $15,000,000; (ii) assumed principal payments hereunder and under the Wainoco Credit Agreement, in each case so as to reduce the aggregate outstanding principal amount at the last day of the fiscal quarter of Wainoco most recently ended on or prior to the date of determination in 20 quarterly installments commencing three months after the Termination Date and (iii) any other scheduled payments of principal required to be made on Debt of Wainoco or any Subsidiary during such fiscal year.

          "Further Mortgage" means any mortgage (other than any Initial Mortgage) substantially in the form of the applicable Initial Mortgage or otherwise satisfactory in form and substance to the Required Banks (i) pursuant to which the Borrower shall mortgage any Borrower Engineered Property (other than a Borrower Engineered Property that is already a Mortgaged Property) to the Trustee as security for the obligations of the Borrower under the Financing Documents, and (ii) with respect to which the Agent shall have received such legal opinions from such Persons and relating to such matters as the Required Banks may require in their sole and absolute discretion.

          "Future Net Revenue" means, with respect to any Engineered Property and for any period, the future gross revenue from such Engineered Property for such period as determined in the then most recent Engineer's Report less the sum of (i) any royalties payable in connection with such property during such period, (ii) any overriding royalties payable in connection with such property during such period, (iii) all production, ad valorem and severance taxes relating to such property and payable during such period and (iv) Capital Costs and Production Expenses during such period necessary to provide such future gross revenue.

          "Group of Loans" means at any time a group of Loans consisting of (i) all Loans which are Domestic Loans at such time or (ii) all Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if Loans of any particular Bank are converted to or made as Domestic Loans pursuant to Section 8.02 or 8.05, such Loans shall be included in the same Group or Groups of Loans from time to time as they would have been in if they had not been so converted or made.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Hydrocarbons" means oil, gas, casinghead gas, condensate and other liquid and gaseous hydrocarbons and all other minerals produced in connection therewith.

          "Indemnitee" has the meaning set forth in Section
10.03(b).

          "Independent Petroleum Engineers" means Ryder Scott
Company or other petroleum engineers not regularly employed by or otherwise affiliated with the Borrower or Wainoco selected by the Borrower and Wainoco and approved by the Required Banks.

          "Initial Borrower Engineer's Report" means the report of Ryder Scott Company dated January 1, 1994, covering the
Borrower Engineered Properties, a copy of which has been delivered to each of the Banks.

          "Initial Engineer's Report" means the Initial Borrower
Engineer's Report or the Initial Wainoco Engineer's Report.

          "Initial Mortgages" means the California Mortgage, the
Louisiana Mortgage, the Mississippi Mortgage and the Texas
Mortgages.

          "Initial Wainoco Engineer's Report" means the report of Ryder Scott Company dated January 1, 1994, covering the Wainoco
Engineered Properties, a copy of which has been delivered to each of the Banks.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice; provided that:

     (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

     (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under
Section 2.04 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

          (2) with respect to each Domestic Borrowing, the period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30 days thereafter; provided that:

     (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

     (b) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under
Section 2.04 but does not end on such date, then (i) the principal amount (if any) of each Domestic Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Domestic Loan shall have an Interest Period determined as set forth above.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind including, without limitation, the rights of a vendor, lessor or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto, and the rights of the holder of any production payment, advance payment or similar interests.

          "Loan" means a loan made by a Bank pursuant to Section 2.01; provided that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(b).

          "Louisiana Mortgage" means the Act of Collateral Mortgage, Collateral Mortgage Note in the amount of $45,000,000, Security Agreement and Act of Pledge of Collateral Mortgage Note and Assignment of Production, Security Agreement and Financing Statement entered into by the Borrower in connection with the Original Credit Agreement and purporting to mortgage the property interests described or referred to in the Initial Borrower Engineer's Report in the Abbeville, Andrew, Fordoche, Grand Marais, Murphy Lake, West Delta 20 and Larto Lake Fields situated in or offshore of the State of Louisiana, as amended from time to time.

          "Margin" has the meaning set forth in Section 2.05(b).

          "Material Debt" means Debt (other than the Notes) of
Wainoco and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $500,000.

          "Material Financial Obligations" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $500,000.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

          "Maturity Date" means the Quarterly Date falling in December, 2000.

          "Mississippi Mortgage" means the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement dated October 4, 1991 by the Borrower purporting to mortgage in favor of Peter Rugg, as trustee and the Agent the property interests described or referred to in the Initial Borrower Engineer's Report in the Overton Field situated in the State of Mississippi, as amended by the Modification and Extension Agreement dated June 30, 1992, the Second Modification and Extension Agreement dated March 31, 1993 and the Third Modification and Extension Agreement dated the date hereof, and as the same may be further amended from time to time.

          "Mortgage Amendments" means (i) the Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing Amendment and Extension Agreement of the California Mortgage dated as of the date hereof, (ii) the Third Modification and Extension Agreement of the Mississippi Mortgage dated the date hereof and (iii) the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement Amendment and Extension of each of the Texas Mortgages, dated as of the date hereof.

          "Mortgaged Properties" means the property interests described in the Initial Borrower Engineer's Report purported to be mortgaged by the Borrower to the Trustee pursuant to the Initial Mortgages and any other Borrower Engineered Properties purported to be mortgaged by the Borrower to the Trustee pursuant to any Further Mortgage, excluding any property interest or Borrower Engineered Properties which have been released from a Mortgage pursuant to Section 5.15(b).

          "Mortgages" means the Initial Mortgages and any Further
Mortgages.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Net Proceeds from Petroleum Operations" means, for any quarter, the gross revenues of the Borrower from the sale of Hydrocarbons produced and saved from the Borrower Engineered Properties less the sum of (i) any royalties paid by the Borrower in connection with such properties during such period, (ii) any overriding royalties paid by the Borrower in connection with such properties during such period, (iii) all production, ad valorem and severance taxes relating to such properties paid by the Borrower during such period, and (iv) Capital Costs and Production Expenses necessary to produce such revenues paid by the Borrower during such period.

          "Net Sales Proceeds" means, in respect of any sale, lease or transfer of any Borrower Engineered Property, the gross cash proceeds of such sale, lease or transfer less expenses incurred in connection thereto including any commissions and sales or transfer taxes.

          "New Bank" means each party listed on the signature pages hereof as a "New Bank".

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" has the meaning set forth in
Section 2.02.

          "Notice of Interest Rate Election" has the meaning set forth in Section 2.08.

          "Original Credit Agreement" has the meaning set forth in the recitals hereto.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section
10.07(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New
York City from time to time as its Prime Rate.

          "Principal Repayment Date" means each Quarterly Date falling after the Termination Date and on or prior to the Maturity Date.

          "Production Expenses" means, with respect to any oil and gas property, all cash costs and expenses (excluding general and administrative expenses) incurred for or payable in connection with the lifting, producing, gathering, separating, treating, compressing, storing, processing, marketing, transporting or otherwise handling Hydrocarbons from such property, or developing, equipping, operating or maintaining such property.

          "Projected Cash Flow Available for Fixed Charges" means, for any fiscal year, the amount determined pursuant to
Section 5.17(c) as (A) the projected Future Net Revenues from Borrower Engineered Properties and the Wainoco Engineered Properties for such fiscal year minus (B) general and administrative expenses payable by Wainoco or any Subsidiary during such fiscal year (as forecast by Wainoco and satisfactory to the Required Banks) plus (C) the FHI EBITDA for the period of eight consecutive quarters then most recently ended divided by two minus (D) $5,000,000 (representing a notional allowance for capital costs of FHI for such fiscal year).

          "Quarterly Date" means the last Euro-Dollar Business
Day of each March, June, September and December.

          "Reference Banks" means the principal London offices of Banque Paribas and Morgan Guaranty Trust Company of New York.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

          "Restricted Payment" means (i) any dividend or other distribution on any shares of Wainoco's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of Wainoco's capital stock or (b) any option, warrant or other right to acquire shares of Wainoco's capital stock.

          "Revolving Credit Period" means the period from and including the Effective Date to and including the Termination
Date.

          "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of Wainoco.

          "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by Wainoco or a Subsidiary.

          "Termination Date" means the Quarterly Date falling in December, 1995.

          "Texas Mortgages" means (i) the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement dated as of October 4, 1991 by the Borrower purporting to mortgage in favor of Peter Rugg, as trustee and the Agent the property interests described or referred to in the Initial Borrower Engineer's Report in the Bartell Pass, Conroe, Oakhurst, Seabrook, Personville, Smiley and Pearsall Fields situated in or offshore of the State of Texas, as amended by the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement Extension Agreement dated as of June 30, 1992, the Second Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement Extension Agreement dated as of March 31, 1993 and the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement Amendment and Extension dated as of the date hereof, as the same may be further amended from time to time and (ii) the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement dated as of March 24, 1994 by the Borrower purporting to mortgage in favor of the Trustee and the Agent certain property interests in Kleberg County, Texas and block 93 of the High Island Area, Texas, as amended by the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement Amendment and Extension dated as of the date hereof, as the same may be further amended from time to time.

          "Transferees" means the Continuing Banks and the New
Banks.

          "Trustee" means Philip W. McNeal in his capacity as trustee under the Initial Mortgages, and his successors in such capacity.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Value" means, with respect to any Engineered Property
(including, without limitation, a Mortgaged Property), the Discounted Present Value of Future Net Revenue from such
Engineered Property as set forth in the then most recent
Engineer's Report.

          "Wainoco" means Wainoco Oil Corporation, a Wyoming corporation, and its successors.

          "Wainoco Convertible Debentures" means the 7 3/4%
Convertible Subordinated Debentures of Wainoco due 2014.

          "Wainoco Credit Agreement" means the Credit Agreement dated as of October 7, 1991 among Wainoco, the banks listed on the signature pages thereof and Morgan Bank Canada, as agent, as amended from time to time.

          "Wainoco Engineered Properties" means all interests owned by Wainoco in oil and gas properties which are classified "proved developed" or "proved undeveloped" in accordance with the regulations of the Securities and Exchange Commission as in effect on the date hereof.

          "Wainoco Engineer's Report" means (a) the Initial Wainoco Engineer's Report and (b) each report delivered by Wainoco pursuant to Section 5.14(c) that (i) is certified by the Independent Petroleum Engineers, (ii) is prepared in accordance with established criteria generally accepted in the oil and gas industry and standards customarily used by such Independent Petroleum Engineers in making any determinations or appraisals,
(iii) is based upon the assumptions determined in accordance with
Section 5.14(d) and such other assumptions, estimates and projections as are fully disclosed in such Wainoco Engineer's Report, (iv) sets forth the matters specified in Section 5.14(c) and (v) is satisfactory in form and substance to the Required Banks.

          "Wainoco's 1993 Form 10-K" means Wainoco's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of
1934.

          "Wainoco Senior Notes" means the 12% Senior Notes of
Wainoco due 2002.

          "Wainoco Subordinated Debentures" means the 10 3/4%
Subordinated Debentures of Wainoco due 1998.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by Wainoco's independent public accountants) with the most recent audited consolidated financial statements of Wainoco and its Consolidated Subsidiaries delivered to the Banks; provided that, if Wainoco notifies the Agent that Wainoco wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies Wainoco that the Required Banks wish to amend Article V for such purpose), then Wainoco's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Wainoco and the Required Banks.

ARTICLE II
THE CREDITS

          SECTION 2.01. Commitments to Lend. (a) During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided, that the Borrower may borrow on any date during the Revolving Credit Period only an amount which, together with the aggregate principal amount of the outstanding Loans, does not exceed the Borrowing Base as of such date. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this subsection
(a), repay, or to the extent permitted by Section 2.09, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection (a). The Commitments shall terminate at the close of business on the Termination Date.

          (b) On or as promptly as practicable after each date on which the Agent shall receive (i) a Borrower Engineer's Report pursuant to Section 5.14(a) or 5.14(e), (ii) a request by the Borrower for a redetermination of the Borrowing Base in conjunction with a proposed sale, lease or other transfer of Borrower Engineered Properties in lieu of a reduction otherwise required by the provisions of the definition of Borrowing Base or
(iii) a request by the Borrower to increase the Borrowing Base through the addition of incremental Borrower Engineered Properties, which request shall be accompanied by a Borrower Engineer's Report covering the properties proposed to be added and such other information relating thereto as the Agent or any Bank may reasonably request, the Agent shall determine the proposed amount of the Borrowing Base and notify the Banks of its determination. If each of the Banks shall approve such determination, the Agent shall promptly after receiving such approval notify the Borrower of the amount of the Borrowing Base so determined whereupon the Borrowing Base shall equal the amount so notified. If any Bank shall object to such determination, then the Banks shall consult among themselves to determine a mutually acceptable Borrowing Base, and the amount so agreed upon by all Banks shall be the Borrowing Base and the Agent shall promptly notify the Borrower thereof. In any event, the determination of the Borrowing Base in accordance with this
Section 2.01(b) shall be accomplished within 45 days of the delivery of the related Borrower Engineer's Report or request for redetermination. The determination of the amount of the Borrowing Base shall be based on the information relating to the Borrower Engineered Properties set forth in the Borrower Engineer's Report but subject to the customary practices and standards of each Bank in determining the maximum amount that it is willing to lend to a borrower on the basis of the future net revenues of the hydrocarbon producing properties of such borrower. In the determination of the Borrowing Base, the Banks will have full discretion to determine which (if any) non-producing and undeveloped Hydrocarbon reserves will be included. The Banks may also make such adjustment as they deem appropriate for other Debt of Wainoco and its Subsidiaries, including without limitation the Wainoco Senior Notes.

          SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") no later than 12:00 Noon (New York City time) on the date of each Domestic Borrowing and at least three Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

     (i)  the date of such Borrowing, which shall be a Domestic
Business Day in the case of a Domestic Borrowing or a Euro-Dollar
Business Day in the case of a Euro-Dollar Borrowing,

     (ii) the aggregate amount of such Borrowing,

    (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or the Euro-Dollar Rate, and

     (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 11:00 A.M. (New York City time) on the date of each Euro-Dollar Borrowing and not later than 1:00 P.M. (New York City time) on the date of each Domestic Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

          (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (c) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

           (b) Each Bank may, by notice to the Borrower and the Agent, request that its Domestic Loans and Euro-Dollar Loans be evidenced by separate Notes. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Domestic Loans or Euro-Dollar Loans, as the case may be. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include either or both of such Notes, as the context may require.

          (c)  Upon receipt of each Bank's Note pursuant to
Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record in its records the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.04.  Maturity of Loans; Mandatory
Prepayments. The Borrower shall repay, and there shall become due and payable, on each Principal Repayment Date, an aggregate principal amount of the Loans equal to the greater of (a) one-twentieth (1/20th) of the aggregate principal amount of the Loans outstanding at the end of the Revolving Credit Period, and
(b) 80% of the Net Proceeds from Petroleum Operations for the quarter then ended; provided that in any event the outstanding Loans shall be repaid in full not later than the Maturity Date. Each such payment shall be applied to such Group or Groups of Loans as the Borrower may designate in the applicable Notice of Borrowing or Notice of Interest Rate Election (or, failing such designation, as determined by the Agent), and shall be applied to repay ratably the Loans of the several Banks included in such Group or Groups. If the amount of such payment is greater than the amount referred to in clause (a) of this Section 2.04, then the amount of the excess shall not reduce the amount of any subsequent prepayment required by this Section until the Loans have been paid in full. No optional prepayment made pursuant to
Section 2.09 after the end of the Revolving Credit Period or contingent prepayment made pursuant to Section 2.10 after the end of the Revolving Credit Period shall reduce the amount of any subsequent prepayment required by this Section until the Loans have been paid in full.

          SECTION 2.05. Interest Rates. (a) Each Domestic Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of 3/4% of 1% plus the Base Rate for such day; provided that if the Debt Ratio at the last day of any fiscal quarter of the Borrower ending on or after December 31, 1993 and on or prior to June 30, 1995 is greater than 15%, then, for each day during the second succeeding fiscal quarter of the Borrower, each of the above percentage amounts shall be reduced by 1/4 of 1% (e.g., if the Debt Ratio at December 31, 1994 is greater than 15%, as reflected in the certificate required to be delivered pursuant to Section 5.01(c) not later than March 31, 1995, then a 1/4 of 1% reduction shall apply for the period April 1, 1995 through June 30, 1995). Such interest shall be payable for each Interest Period on the last day thereof and on each date a Domestic Loan is converted to a Euro-Dollar Loan. Any overdue principal of or interest on any Domestic Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Domestic Loans for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "Margin" means 1 3/4%; provided that if the Debt Ratio at the last day of any fiscal quarter of the Borrower ending on or after December 31, 1993 and on or prior to June 30, 1995 is greater than 15%, then, for each day during the second succeeding fiscal quarter of the Borrower, each of the above percentage amounts shall be reduced by 1/4 of 1% (e.g., if the Debt Ratio at December 31, 1994 is greater than 15%, as reflected in the certificate required to be delivered pursuant to Section 5.01(c) not later than March 31, 1995, then a 1/4 of 1% reduction shall apply for the period April 1, 1995 through June 30, 1995.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London
Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve
Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing
(x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause
(a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Domestic Loans for such day).

          (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest ate on the basis of the quotation or quotations furnished y the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.06.  Fees.  (a) Participation Fee.  The
borrower shall pay on the Effective Date to each Bank any unpaid portion of its participation fee in the amount of 1% f the amount of its Commitment.

          (b) Commitment Fee. During he Revolving Credit period, the Borrower shall pay to the Agent for the accounts f the Banks ratably in proportion to their Commitments a commitment fee at the rate of 1/2 of 1% per annum on the daily average amount by which the aggregate amount of the commitments exceeds the aggregate outstanding principal mount of the Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the termination Date.

          (c) Payments. Accrued commitment fees under this Section shall be payable quarterly on each Quarterly Date and upon the date of termination of the Commitments in their entirety and, if later, the date the Loans shall be repaid n their entirety.

          SECTION 2.07.  Termination or reduction of Commitments.
(a) During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $3,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

          (b)  If the aggregate amount of the Commitments on July
15, 1994 is greater than $18,000,000, the Commitments shall be ratably reduced effective on such date as necessary in order that, after such reduction, the aggregate amount of the Commitments is $18,000,000.

          SECTION 2.08. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

     (i) if such Loans are Domestic Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

     (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Domestic Loans or elect to continue such Loans as Euro-Dollar Loans for an additional
Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $1,000,000 or any larger multiple of $500,000.

          (b) Each Notice of Interest Rate Election shall specify:

     (i) the Group of Loans (or portion thereof) to which such notice applies;

     (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

    (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

     (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate
Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Domestic Loans on the last day of the then current Interest Period applicable thereto.

          SECTION 2.09. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay Domestic Loans in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Domestic Loans of the several Banks.

          (b) The Borrower may, upon at least three Euro-Dollar Business Days' notice to the Agent prepay the Loans comprising a Group of Euro-Dollar Loans on the last day of any Interest Period applicable to such group, in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.10. Contingent Prepayments. (a) If on July 15, 1994, a Borrowing Base Excession exists, the Borrower shall remedy on such date such Borrowing Base Excession by prepaying together with accrued interest thereon to the date of prepayment such principal amount of the Loans as may be necessary to reduce the outstanding principal amount thereof to the Borrowing Base at the date of prepayment. If at any other time a Borrowing Base Excession exists, the Borrower shall forthwith notify the Agent and the Banks and shall remedy such Borrowing Base Excession through (i) prepaying together with accrued interest thereon to the date of prepayment such principal amount of the Loans as may be necessary to reduce the outstanding principal amount thereof to the Borrowing Base at the date of prepayment, (ii) increasing the Borrowing Base through the addition of incremental Borrower Engineered Properties in accordance with Section 2.01(b)(iii) or
(iii) a combination of (i) and (ii) on or before the date falling 90 days after the date of inception of such Borrowing Base Excession.

           (b) If at any time the Borrower receives insurance proceeds in an amount greater than $500,000 pursuant to insurance effected in accordance with Section 5.03(d), the Borrower shall forthwith notify the Agent of such receipt. If within 15 days after receipt the Borrower shall not have expended such proceeds or committed to expend an amount equivalent thereto for the restoration or replacement of the asset in respect of which such payment was made, then the Borrower shall forthwith prepay together with accrued interest thereon to the date of prepayment an aggregate principal amount of the Loans equal to the amount of such proceeds.

          SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, of commitment fees and of all other amounts payable hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Bank its proper share (if any) of each such payment received by the Agent for the account of any or all of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of commitment fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Domestic Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.05(c), or if the Borrower fails to borrow or prepay any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.02(b) or 2.09(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of Margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.13. Computation of Interest and Fees. Interest based on Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


ARTICLE III
CONDITIONS

          SECTION 3.01.  Effectiveness.   This Amended Agreement
shall become effective on the date that each of the following conditions shall have been satisfied:

     (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.03;

     (c) receipt by the Agent of an opinion of Gardere & Wynne, L.L.P., counsel for the Borrower and Wainoco, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (d) receipt by the Agent of an opinion of Andrews & Kurth L.L.P., special Texas and California counsel for the Borrower, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (e) receipt by the Agent of an opinion of Gordon, Arata, McCollam & Duplantis, L.L.P., special Louisiana counsel for the Borrower, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (f) receipt by the Agent of an opinion of Eaton & Cottrell, P.A., special Mississippi counsel for the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (g) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (h) receipt by the Agent of a duly executed copy of each of the Mortgage Amendments;

     (i) receipt by the Agent of all documents or opinions it may reasonably request relating to the existence of the Borrower and Wainoco, the corporate authority for and the validity of the Financing Documents, the Borrower's title to the Mortgaged Properties, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

Provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than June 10, 1994.

          On the Effective Date, each Departing Bank shall assign and sell, and by its execution and delivery hereof each Departing Bank does, subject to the effectiveness hereof, hereby assign and sell all of the loans held by such Departing Bank and all of the notes in favor of such Departing Bank outstanding under the Original Credit Agreement and all of the rights of such Departing Bank under the Original Credit Agreement to the Transferees severally in such proportions as may be necessary in order that, after giving effect thereto, the loans and notes so transferred shall be held by the Transferees in proportion to their respective Commitments set forth on the signature pages of this Amended Agreement, and the Transferees, severally as aforesaid, shall accept, and by its execution and delivery hereof each Transferee hereby does, subject to the effectiveness hereof, accept such assignment and in consideration thereof each Transferee shall pay to the Agent for the account of each Departing Bank on the Effective Date an amount equal to its several share of the aggregate principal amount of the loans of such Departing Bank outstanding on the Effective Date. The foregoing assignment shall be without any representation or warranty on the part of and without recourse to the Departing Banks.

          None of the Departing Banks shall have any responsibility with respect to the solvency, financial condition, or statements of the Borrower or Wainoco, or the validity and enforceability of the obligations of the Borrower and Wainoco in respect of this Amended Agreement or any Note. Each Bank acknowledges that it has, independently and without reliance on any of the Departing Banks, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amended Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower and Wainoco.

          On the Effective Date, the following transactions shall occur simultaneously:

     (i) the Borrower shall pay to the Agent for the account of each Departing Bank, interest and fees accrued to the Effective Date and any other amounts payable by it hereunder or under the Original Credit Agreement for the account of such Departing Bank;

     (ii) the Original Credit Agreement shall be automatically amended and restated in its entirety to read as set forth herein;
and

     (iii) the New Banks shall become Banks parties to this Agreement with Commitments as set forth on the signature pages of this Amended Agreement and the Departing Banks shall cease to be Banks parties to this Agreement and their Commitments under the Original Credit Agreement shall terminate.

On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Amended Agreement; provided the rights and obligations of the parties to the Original Credit Agreement with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Credit Agreement. The Note delivered to each Bank under the Original Credit Agreement shall be replaced and the Notes under this Agreement shall be given in substitution therefor. Each Continuing Bank and Departing Bank shall deliver to the Agent the Note delivered to such Bank under the Original Credit Agreement, which the Agent shall mark "Renewed" and shall hold as additional evidence of the indebtedness of the Borrower hereunder. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02. Indebtedness under the Original Credit Agreement. On the Effective Date but subject to the conditions set forth in Section 3.01 hereof, the Euro-Dollar Loans and Domestic Loans, as such terms are defined under the Original Credit Agreement, due to each Bank shall be deemed to be the initial Euro-Dollar Loans or Domestic Loans, as the case may be, made by such Bank, it being the intention of the parties hereto that (i) all indebtedness evidenced by the notes under the Original Credit Agreement on the Effective Date shall thereafter be solely evidenced by the Notes, (ii) the loans outstanding under the Original Credit Agreement on the Effective Date shall be automatically converted on such date into Domestic Loans and/or Euro-Dollar Loans, as appropriate, having Interest Periods identical to the corresponding interest periods under the Original Credit Agreement and bearing interest as provided with respect to Loans in Article II hereof the same as if such loans were originally requested and made under this Amended Agreement instead of the Original Credit Agreement and (iii) the liens created by the Initial Mortgages on the properties described therein shall be carried forward and continued in full force and effect for the purpose of securing the Notes.

          SECTION 3.03.  Borrowings.  The obligation of any Bank
to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

     (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

     (c) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the Borrowing Base at such time;

     (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

     (e) the fact that the representations and warranties of the Borrower and Wainoco contained in the Financing Documents shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower and Wainoco on the date of such Borrowing as to the facts specified in clauses (b), (c), (d) and
(e) of this Section.


ARTICLE IV
REPRESENTATIONS AND WARRANTIES

          The Borrower and Wainoco jointly and severally represent and warrant that:

          SECTION 4.01.  Corporate Existence and Power.   Each of
the Borrower and Wainoco is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02.  Corporate and Governmental
Authorization; No Contravention. The execution, delivery and performance by the Borrower and Wainoco of this Agreement and by the Borrower of the Mortgages and the Notes are within their respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except such filings as may be necessary to perfect the Liens of the Mortgages) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or Wainoco or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or Wainoco or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or Wainoco or any of its Subsidiaries (other than the Liens created by the Mortgages).

          SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and Wainoco, the Initial Mortgages constitute valid and binding agreements of the Borrower and the Notes and Further Mortgages, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable against such party in accordance with their respective terms except (i) as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) that certain of the remedial provisions of the Mortgages may be limited by applicable law, although such limitations do not in the opinion of the Borrower or Wainoco make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits intended to be afforded thereby and (iv) to the extent any Further Mortgage may be considered a transfer or assignment in relation to a State of Louisiana lease, such document must be approved by the Louisiana State Mineral Board.

          SECTION 4.04. Financial Information. (a) The consolidated balance sheet of Wainoco and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, reported on by Arthur Andersen & Co. and set forth in Wainoco's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Wainoco and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) Since December 31, 1993 there has been no material adverse change in the business, financial position, results of operations or prospects of Wainoco and its Consolidated
Subsidiaries, considered as a whole.

          SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower or Wainoco threatened against or affecting, the Borrower, Wainoco or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of Wainoco and its Consolidated Subsidiaries or which in any manner draws into question the validity of any of the Financing Documents.

          SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.07. Environmental Matters. In the ordinary course of its business, Wainoco conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of Wainoco and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any
related costs and expenses).   On the basis of this review,
Wainoco has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of Wainoco and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.08. Taxes. Wainoco and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Wainoco or any Subsidiary. The charges, accruals and reserves on the books of Wainoco and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Wainoco, adequate.

          SECTION 4.09. Subsidiaries. Each of Wainoco's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.10. Regulation. Neither the Borrower nor Wainoco is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Investment Company Act of 1940, as amended, or any other law or regulation that limits the incurrence by Wainoco or any Subsidiary of Debt, including, without limitation, laws relating to common or contract carriers or the sale of electricity, gas, steam or other public utility services.

          SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower or Wainoco to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower or Wainoco to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.
The Borrower and Wainoco have disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower and Wainoco can now reasonably foresee), the business, operations or financial condition of Wainoco and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower or Wainoco to perform its obligations under any of the Financing Documents to which it is a party.

          SECTION 4.12.  Mortgaged Properties.  The Borrower has
good and marketable title to all Mortgaged Properties subject to no prior or equal Liens except Liens permitted under Section
5.10.

          SECTION 4.13. Mortgage Liens. The Mortgages create valid and perfected Liens against the Mortgaged Properties purported to be subjected thereto securing the payment of the obligations of the Borrower under the Financing Documents and all other obligations purported to be secured thereby subject to no prior or equal Liens except Liens permitted under Section 5.10

          SECTION 4.14. Reserve Data and Projections. The statements and conclusions as to oil and gas reserves and forecast results included in the Initial Engineer's Reports are, and all such information included in any future Engineer's Report will be, based upon the best information available to the Borrower and Wainoco at the time such statements were or are made and take or will take into consideration all information which, in the reasonable judgment of the Borrower and Wainoco, was or is believed to be material at the time (determined in accordance with standards customarily applicable to professionals in the oil and gas industry), it being understood that such statements and conclusions are necessarily based upon professional opinions, estimates and projections, and neither the Borrower nor Wainoco warrants that such opinions, estimates and projections will ultimately prove to have been accurate.

          SECTION 4.15. Gas Imbalances. Except as specifically disclosed in a Borrower Engineer's Report, there are no gas imbalances, take or pay or other prepayments with respect to any Borrower Engineered Properties which would require the Borrower to deliver Hydrocarbons produced from any of the Borrower Engineered Properties at some future time without then or thereafter receiving full payment therefor, which exceed $500,000 in the aggregate.

ARTICLE V
COVENANTS

          The Borrower and Wainoco jointly and severally agree that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.01.  Information.  Wainoco will deliver to
each of the Banks:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of each of the Borrower and Wainoco and their respective Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, such consolidated financial statements of Wainoco to be reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing and such consolidated financial statements of the Borrower to be certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of Wainoco;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year, a consolidated balance sheet of each of the Borrower and Wainoco and their respective Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of Wainoco;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of Wainoco (i) setting forth in reasonable detail the calculations required to establish whether the Borrower and Wainoco were in compliance with the requirements of Sections 5.13, 5.18 and 5.19 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which it is taking or proposes to take with respect thereto and (iii) setting forth a calculation of the Debt Ratio as of the date of such financial statements;

     (d) simultaneously with the delivery of each set of Wainoco's financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) within five days after any officer of the Borrower or Wainoco obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of Wainoco setting forth the details thereof and the action which it is taking or proposes to take with respect thereto;

      (f) promptly upon the mailing thereof to the shareholders of Wainoco generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Wainoco shall have filed with the Securities and Exchange
Commission;

     (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of Wainoco setting forth details as to such occurrence and action, if any, which Wainoco or applicable member of the ERISA Group is required or proposes to take;

     (i) simultaneously with each delivery of a Wainoco Engineer's Report pursuant to Section 5.14(c), but no more than once a year, a forecast of general and administrative expenses and FHI EBITDA and such other information as the Agent may require in order to confirm Wainoco's calculation of Projected Cash Flow Available for Fixed Charges pursuant to Section 5.17(c);

     (j) within ten days after the Effective Date, a certificate of an officer of the Borrower stating that each of the Mortgage Amendments has been duly filed under the laws of each State in which the Mortgaged Properties described in Exhibit A to the Initial Mortgages are situated and such other evidence of such filings as the Agent shall reasonably request; and

     (k) from time to time such additional information regarding the financial position or business of the Borrower, Wainoco and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. Payment of Obligations. The Borrower and Wainoco will pay and discharge, and Wainoco will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and Wainoco will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03. Maintenance and Development of Borrower Engineered Properties and Other Property; Insurance. (a) The Borrower and Wainoco will, and Wainoco will cause each Subsidiary to, maintain the Borrower Engineered Properties operated by such Person and related facilities and equipment in good repair and condition, and from time to time make all necessary and proper repairs, replacements and renewals; and operate the same in accordance with good oil field practice; and take all necessary and advisable action to maintain, protect and defend all the rights, titles and interests of the Borrower, Wainoco or such Subsidiary to the Borrower Engineered Properties.

          (b) The Borrower and Wainoco will, and Wainoco will cause each Subsidiary to, take all actions available to such Person with respect to any of the Borrower Engineered Properties which are operated by operators other than the Borrower, Wainoco or any Subsidiary, under applicable operating arrangements or otherwise, which are reasonably necessary to cause such operators to operate prudently in accordance with good oil field practice and to perform any such undertakings required to be performed by such operators; and perform its obligations (including, without limitation, payment of its share of all operating expenses) with respect thereto.

          (c) The Borrower and Wainoco will keep, and Wainoco will cause each Subsidiary to keep, all property otherwise not subject to Section 5.03(a) useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (d) The Borrower and Wainoco will, and Wainoco will cause each of its Subsidiaries to, use all necessary and reasonable efforts to cause each Borrower Engineered Property to be developed in such manner, and will devote such funds to such purpose, as would a reasonably prudent Person similarly situated and (subject to the foregoing) on a basis consistent with the most recent Borrower Engineer's Report covering such Borrower Engineered Property.

          (e) The Borrower and Wainoco will, and Wainoco will cause each of its Subsidiaries to, maintain (either in the name of the Borrower, Wainoco or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business including property insurance, public liability insurance for bodily injury and property damage, well-control coverage insurance, workmen's compensation insurance and insurance against loss or damage by employee dishonesty, theft, fire, lightning, hail, windstorm, explosion, hazards, casualties and other contingencies; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower and Wainoco will continue, and Wainoco will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower, FHI, Wainoco and its Subsidiaries, and will preserve, renew and keep in full force and effect, and Wainoco will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary (other than the Borrower) with or into another Person (other than the Borrower or Wainoco) if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary (other than the Borrower) if Wainoco in good faith determines that such termination is in the best interest of the Borrower and Wainoco and is not materially disadvantageous to the Banks.

          SECTION 5.05. Compliance with Laws. Wainoco will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.
          SECTION 5.06. Inspection of Property, Books and Records. Wainoco will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

          SECTION 5.07. Debt. Neither Wainoco nor any Subsidiary will, after the date hereof, create, incur or assume any Debt other than (i) under the Financing Documents, (ii) in the case of Wainoco, not to exceed Cnd.$37,500,000 under the Wainoco Credit Agreement, (iii) in the case of FHI, Debt not to exceed U.S.$50,000,000 under the FHI Credit Agreement, (iv) in the case of Wainoco, loans or advances by any Person (not being a Subsidiary) to it for working capital purposes in an aggregate amount not exceeding $2,500,000 at any one time, (v) loans or advances by Wainoco to a Subsidiary or by a Subsidiary to Wainoco, (vi) in the case of Wainoco, the Wainoco Senior Notes not to exceed $100,000,000, (vii) in the case of Wainoco, not to exceed $46,000,000 under the Wainoco Convertible Debentures, and
(viii) in the case of Wainoco, not to exceed $12,500,000 under the Wainoco Subordinated Debentures.

          SECTION 5.08. Restricted Payments. Neither Wainoco nor any Subsidiary will declare or make any Restricted Payment other than, in the case of Wainoco, any interest or sinking fund payment on or in respect of the Wainoco Convertible Debentures.

          SECTION 5.09.  Investments.  Neither Wainoco nor any
Consolidated Subsidiary will make or acquire any Investment in any Person other than:

          (a) Investments in Subsidiaries existing on the date hereof; and

          (b)  Temporary Cash Investments.

          SECTION 5.10.  Negative Pledge.  Neither Wainoco nor
any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a)  any Lien arising pursuant to the Mortgages;

     (b) any Lien on any asset of Wainoco securing Debt of Wainoco under the Wainoco Credit Agreement;

     (c) any Lien on any asset of FHI or any FHI Subsidiary securing Debt of FHI or an FHI Subsidiary;

     (d) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any payment obligation in an amount exceeding $1,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

     (e)  Liens on cash and cash equivalents securing Derivatives
Obligations, provided that the aggregate amount of cash and cash equivalents of Wainoco and its Subsidiaries subject to such Liens may at no time exceed $3,000,000.

          SECTION 5.11. Consolidations, Mergers and Sales of
Assets. Neither the Borrower nor Wainoco will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of Wainoco and its Subsidiaries, taken as a whole, to any other Person.

          SECTION 5.12. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

          SECTION 5.13. Value of Mortgaged Properties. If the aggregate Value of the Mortgaged Properties at any time is less than 80% of the aggregate Value of the Borrower Engineered Properties, the Borrower shall forthwith notify the Agent. On or before the date falling 30 days after the date on which the Borrower receives from the Independent Petroleum Engineers the Borrower Engineer's Report indicating the aggregate Value of the Mortgaged Properties has fallen below 80% of the aggregate Value of the Borrower Engineered Properties, the Borrower shall execute such Further Mortgages as are necessary to ensure that the aggregate Value of the Mortgaged Properties at all times is greater than or equal to 80% of the aggregate Value of the Borrower Engineered Properties.

          SECTION 5.14. Engineer's Reports. (a) Within 60 days after the end of each fiscal year of the Borrower, the Borrower shall deliver to the Agent and each of the Banks a Borrower Engineer's Report for all Borrower Engineered Properties (separately identifying each Borrower Engineered Property) prepared by the Independent Petroleum Engineers, and setting forth, with respect to each property covered, as of the last date of such fiscal year:

     (i) the projected gross and net volumes of Hydrocarbons reasonably expected to be produced from such Borrower Engineered Property, by years, for each succeeding year during the expected period of production from such Borrower Engineered Property,

     (ii)  the Future Net Revenue and the Discounted Present
Value of Future Net Revenue from such Borrower Engineered
Property, by years, for each succeeding year during the expected period of production from such Borrower Engineered Property, and

    (iii) the aggregate amounts covered in items (i) and (ii) above for all Borrower Engineered Properties,

in each case showing in reasonable detail all computations in connection therewith.

          (b) Within 30 days before the end of each fiscal year of the Borrower, the Agent will specify to the Borrower the assumptions to be made by the Independent Petroleum Engineers in preparing the Borrower Engineer's Report with respect to such fiscal year. Each such Borrower Engineer's Report should be based upon (i) such specified assumptions, and (ii) such other assumptions, not inconsistent with the assumptions specified by the Agent, proposed by the Borrower to the Banks within 30 days before the end of such fiscal year and not disapproved by the Required Banks within 15 days after the end of such fiscal year.

          (c) Within 60 days after the end of each fiscal year of Wainoco, Wainoco shall deliver to the Agent and each of the Banks a Wainoco Engineer's Report for all Wainoco Engineered Properties (separately identifying each Wainoco Engineered Property) prepared by the Independent Petroleum Engineers, and setting forth, with respect to each property covered, as of the last date of such fiscal year:

     (i) the projected gross and net volumes of Hydrocarbons reasonably expected to be produced from such Wainoco Engineered Property, by years, for each succeeding year during the expected period of production from such Wainoco Engineered Property,

     (ii)  the Future Net Revenue and the Discounted Present
Value of Future Net Revenue from such Wainoco Engineered
Property, by years, for each succeeding year during the expected period of production from such Wainoco Engineered Property, and

    (iii) the aggregate amounts covered in items (i) and (ii) above for all Wainoco Engineered Properties,

in each case showing in reasonable detail all computations in connection herewith.

          (d) Within 30 days before the end of each fiscal year of Wainoco, the Agent will specify to Wainoco the assumptions to be made by the Independent Petroleum Engineers in preparing the Wainoco Engineer's Report with respect to such fiscal year. Each such Wainoco Engineer's Report should be based upon (i) such specified assumptions, and (ii) such other assumptions, not inconsistent with the assumptions specified by the Agent, proposed by Wainoco to the Banks within 30 days before the end of such fiscal year and not disapproved by the Required Banks within 15 days after the end of such fiscal year.

          (e) As promptly as practicable, and in any event, within 90 days, after a request therefor by Banks having 50% or more of the aggregate amount of the Commitments (which request shall be made not more than twice during any fiscal year), the Borrower shall deliver to the Agent and each of the Banks a Borrower Engineer's Report for all Borrower Engineered Properties, prepared by the Independent Petroleum Engineers, and setting forth, with respect to the properties covered, as of the last day preceding such request, the information described in items (i) through (iii) of subsection (a) above. At the time of any request by the Required Banks under this Section 5.14(e), the Agent will specify to the Borrower the assumptions to be made by the Independent Petroleum Engineers in preparing such Borrower Engineer's Report.

          SECTION 5.15. Disposition of Borrower Engineered Properties. (a) The Borrower will not sell, lease or otherwise transfer any of the Borrower Engineered Properties unless (i) such transaction is on an arm's length basis and for fair market value, (ii) such transaction is permitted under Section 5.11,
(iii) after such transaction, no Default shall have occurred and be continuing and (iv) such transaction and any resulting reduction in the Borrowing Base shall neither cause a Borrowing Base Excession to exist nor increase the amount of an existing Borrowing Base Excession.

          (b) If the Borrower shall deliver to the Agent a certificate certifying that any Mortgaged Property has been sold or transferred in accordance with Section 5.15(a), the Agent shall, and shall cause the Trustee to, execute and deliver all instruments reasonably requested by the Borrower to effect and record a release of such Mortgaged Property; provided that no such release shall affect the Lien of any Mortgage on any other Mortgaged Property or the rights and obligations of the parties with respect thereto.

          SECTION 5.16. Transactions with Affiliates. The Borrower and Wainoco will not, and Wainoco will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit (a) the Borrower or Wainoco from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b) the Borrower, Wainoco or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Borrower, Wainoco or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) the Borrower, Wainoco or any Subsidiary from making payments of principal, interest and premium on any Debt of the Borrower, Wainoco or any Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Borrower, Wainoco or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate, (d) the Borrower, Wainoco or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Borrower, Wainoco or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates and (e) any creation, incurrence of assumption of Debt permitted under subsection (vi) of Section 5.07.

          SECTION 5.17. Minimum Fixed Charge Coverage. (a) At all times during each fiscal year of Wainoco, the Projected Cash Flow Available for Fixed Charges for such current fiscal year and each of the succeeding two fiscal years will be greater than 130% of the related Fixed Charges for each such fiscal year.

          (b) Within 15 days after delivery of a notice from the Agent pursuant to Section 5.17(c), and simultaneously with the delivery of each set of financial statements referred to in
Section 5.01(b), Wainoco will deliver to each of the Banks a certificate of the chief financial officer or the chief accounting officer of Wainoco setting forth in reasonable detail the calculations required to establish whether Wainoco was in compliance with the requirements of Section 5.17(a) at the date of delivery of such certificate. Such certificate shall set forth a calculation of Fixed Charges for the then current fiscal year and each of the succeeding two fiscal years determined as of the last day of the then most recent ended fiscal year of Wainoco, in the case of the first such certificate delivered during any fiscal year, and as of the then most recently ended fiscal quarter, in the case of each subsequent certificate delivered during any fiscal year, and shall be based upon the Projected Cash Flow Available for Fixed Charges as determined pursuant to Section 5.17(c), adjusted in the case of such subsequently delivered certificates to reflect FHI EBITDA for the eight consecutive fiscal quarters then most recently ended and, if either Wainoco or the Agent so elects by notice to the other, to reflect changes in currency exchange rates since the end of the most recently ended fiscal year.

          (c) On or as promptly as practicable after each date on which the Agent shall receive a Borrower Engineer's Report pursuant to Section 5.14(a), a Wainoco Engineer's Report pursuant to Section 5.14(c) and the information called for by Section 5.01(i), Wainoco shall determine the Projected Cash Flow Available for Fixed Charges for the then current fiscal year and each of the succeeding two fiscal years and notify the Agent and the Banks of its determination. The determination by Wainoco of the Projected Cash Flow Available for Fixed Charges for each fiscal year shall be based on the information relating to the Borrower Engineered Properties set forth in the applicable Borrower Engineer's Report or the information relating to the Wainoco Engineered Properties set forth in the applicable Wainoco Engineer's Report, as the case may be, but subject to the factors referred to in Section 2.01(b).

          (d) In determining Fixed Charges and Projected Cash Flow Available for Fixed Charges, all currencies other than U.S. dollars shall be converted into U.S. dollars at a rate of exchange equal to the average spot rate of exchange for the calendar month ending on the date as of which such determination is being made. Therefore, in accordance with Section 5.17(b), the applicable currency conversion rate for purposes of determining Fixed Charges will be recalculated quarterly while the applicable currency conversion rate for purposes of determining Projected Cash Flow Available for Fixed Charges will be recalculated annually and, if either Wainoco or Agent shall so elects, as of any quarter.

          SECTION 5.18.  Minimum Consolidated Net Worth.
Consolidated Tangible Net Worth will at no time be less than $40,000,000.

          SECTION 5.19.  Interest Coverage Ratio.   Consolidated
EBITDA will not, for any period of four consecutive fiscal quarters, be less than 180% of the consolidated interest expense of Wainoco and its Consolidated Subsidiaries for such period.

          SECTION 5.20. Amendments to Other Agreements. If the Wainoco Credit Agreement or the FHI Credit Agreement is proposed to be amended in any manner that may affect the Banks in relation to this Agreement, the Borrower and Wainoco will consult with the Banks on the proposed amendment and negotiate in good faith with the Banks to agree prior to the effectiveness any such proposed amendment to such amendments to the Financing Documents as may be requested by the Banks in consideration of such proposed amendment.


ARTICLE VI
DEFAULTS

          SECTION 6.01.  Events of Default.  If one or more of
the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days after the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

     (b) the Borrower or Wainoco shall fail to observe or perform any covenant contained in Sections 5.07 to 5.20, inclusive;

     (c) the Borrower or Wainoco shall fail to observe or perform any covenant or agreement contained (i) in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to it by the Agent at the request of any Bank, or (ii) in any Mortgage for 10 days after written notice thereof has been given to it by the Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by the Borrower or Wainoco in any Financing
Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Borrower, Wainoco or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) the Borrower, Wainoco or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower, Wainoco or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, Wainoco or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

     (j) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower, Wainoco or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days;

     (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the outstanding shares of common stock of the Borrower or Wainoco; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower or Wainoco on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower or Wainoco, as the case may be; or

     (l) the Liens on the Mortgaged Properties shall at any time and for any reason not constitute valid and perfected Liens subject to no prior or equal Liens (other than Liens permitted under Section 5.10);

then, and in every such event, the Agent shall (i) if requested by Banks having 50% or more in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing 50% or more in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or
(h) above with respect to the Borrower or Wainoco, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


ARTICLE VII
THE AGENT

          SECTION 7.01.  Appointment and Authorization.   Each
Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, Wainoco or any Subsidiary or Affiliate as if it were not the Agent under the Financing Documents.

          SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in the Financing Documents.

          SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower or Wainoco), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or Wainoco;
(iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or
(iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower or Wainoco) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with any of the Financing Documents or any action taken or omitted by such indemnitee thereunder.

          SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or any other Financing Document.

          SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent under the Financing Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Agent's resignation under the Financing Documents as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          SECTION 7.09. Agent's Fees. The Borrower shall pay to the Agent for its own account arrangement, agency and engineering fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


ARTICLE VIII
CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing:

     (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

     (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted London Interbank
Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period,

the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist,
(i) the obligations of the Banks to make Euro-Dollar Loans or to convert outstanding Domestic Loans into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Domestic Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Domestic Borrowing.

          SECTION 8.02. Illegality. If on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Domestic Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Domestic Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

          SECTION 8.03.  Increased Cost and Reduced Return.   (a)
If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.04.  Taxes.  (a)  For purposes of this
Section 8.04, the following terms have the following meanings:

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes (including penalties and interest) imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

          (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 30 days after such Bank or the Agent (as the case may be) makes written demand therefor.

          If a Bank or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days thereafter, apply for such refund at the Borrower's expense. If any Bank or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Bank or the Agent has received payment from the Borrower hereunder, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of such refund, repay such refund to the Borrower with interest if any interest is received thereon by such Bank or the Agent.

          (d)  Each Bank organized under the laws of a
jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank pursuant to Section 10.07 in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is not subject to withholding because such income is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this
Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

          (g) In the event that the Borrower shall be required to pay to any Bank material amounts pursuant to this Section 8.04, the Borrower may give notice to such Bank (with copies to the Agent) that it wishes to seek one or more assignees (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans and Note and the Agent will use its best efforts to assist the Borrower in obtaining an assignee(s). If an assignee(s) cannot be obtained for such affected Bank(s) and provided that no Default shall have occurred and be continuing, the Borrower may, with the consent of each other Bank, prepay immediately all Loans of such affected Bank and terminate such affected Bank's entire Commitment hereunder. Each Bank requesting compensation pursuant to this Section 8.04 agrees to sell its Commitment, Loans, Note and interest in this Agreement in accordance with Section 10.07 to an assignee(s) for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Note plus all other fees and amounts (including, without limitation, any compensation claimed by such Bank under Section 2.12 or this Section 8.04) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans, Note and interest are purchased. Upon such sale or prepayment, said Bank shall have no further Commitment or other obligation to the Borrower hereunder or under any Note.

           SECTION 8.05. Domestic Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Loans which would otherwise be made by such Bank as (or continued or converted into) Euro-Dollar Loans shall be made instead as Domestic Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

     (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Domestic Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Domestic Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Domestic Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.


ARTICLE IX
GUARANTY

          SECTION 9.01.  The Guaranty.  Wainoco hereby
unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all amounts payable by the Borrower under the Financing Documents including, without limitation, the principal of and interest on each Note issued by the Borrower pursuant to this Agreement.
Upon failure by the Borrower to pay punctually any such amount, Wainoco shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

          SECTION 9.02.  Guaranty Unconditional.  The obligations
of Wainoco hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any of the Financing Documents, by operation of law or otherwise;

     (ii) any modification or amendment of or supplement to any of the Financing Documents;

    (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under any of the Financing Documents;

     (iv) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in any of the Financing
Documents;

     (v) the existence of any claim, set-off or other rights which Wainoco may have at any time against the Borrower, the Agent, any Bank or any other corporation or person, whether in connection with any of the Financing Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of any of the Financing Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Note or any other amount payable by the Borrower under any of the Financing Documents; or

    (vii) any other act or omission to act or delay of any kind by the Borrower, the Agent, any Bank or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to Wainoco's obligations hereunder.

          SECTION 9.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Wainoco's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Financing Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Wainoco's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

          SECTION 9.04. Waiver by Wainoco. Wainoco irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any Borrower or any other corporation or person.

          SECTION 9.05. Subrogation. Wainoco irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof.

          SECTION 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under any of the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by Wainoco hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Banks specified in Article VI of this Agreement.


ARTICLE X
MISCELLANEOUS

          SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower, Wainoco or the Agent, at its address, telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 10.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder or any release pursuant to Section 5.15(b) and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of (i) any actual or proposed use of proceeds of Loans hereunder, (ii) the breach by the Borrower or Wainoco of any covenant in this Agreement or the untruth or inaccuracy of any representation or warranty made by the Borrower or Wainoco in this Agreement or (iii) a transaction which is (or may be) subject to the provisions of Section 6.01(k); provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          SECTION 10.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower and Wainoco agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of each of the Borrower and Wainoco in the amount of such participation.

          SECTION 10.05. Non-exercise of Set-Off; Waiver of Enforcement Without Consent. (a) Each Bank acknowledges that the California Mortgage mortgages real property in the State of California ("California Property") and that one or more Future Mortgages also may mortgage California Property. Each Bank further acknowledges that it has been advised that, under current California law, the manner in which a Bank proceeds to exercise its rights or enforce the remedies available to such party upon the occurrence of a Default by the Borrower under any of the Financing Documents could lead to the loss of the rights and remedies which may otherwise be available to such a party including the loss of California real property security and the inability to recover a deficiency judgment against the Borrower after foreclosure of any Mortgage.

          (b) To avoid any unintentional loss of rights and remedies by any Bank as referred to in subsection (a) above:

     (i) Each Bank waives all rights to enforce any rights hereunder, under the Notes or under the Mortgages without the prior written consent of the Required Banks. Each Bank further agrees that all rights under the Mortgages shall be exercised only through the Agent.

     (ii) Without limitation to paragraph (i) above, the Banks agree among themselves that no Bank shall, except upon the written consent of the Required Banks, exercise, with respect to any Note, any right of set-off and shall not apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or account of the Borrower so long as any Bank has any commitment hereunder or any amounts due under any of the Financing Documents remain unpaid. If a Bank willfully breaches its obligation hereunder, then such Bank shall be deemed to have waived any right to the benefits of the Mortgages, as against any other Bank.

    (iii) Each Bank agrees that all Liens created for its benefit by virtue of this Agreement and the Mortgages shall rank pari passu with the Liens of each of the other Banks.

          (c) This Section 10.05 is for the benefit of the Banks only and does not constitute a waiver of any rights against the Borrower or Wainoco or against any of the Mortgaged Properties.

          SECTION 10.06. Amendments and Waivers. Any provision of the Financing Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and/or Wainoco (whichever may be a party to the Financing Document in question) and the Agent with the consent of the Required Banks; provided that (a) no such amendment or waiver shall, unless consented to by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of the Financing Documents, and (b) any amendment or waiver of
Section 10.05 shall not require the signature of the Borrower or Wainoco.

          SECTION 10.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 10.06 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to an affiliate of such transferor Bank or another Bank (each an "Assignee") all of its rights and obligations under this Agreement and the Notes in respect of a portion of its Commitment or its outstanding Loans or both in an amount not less than $5,000,000, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with notice to the Borrower and the Agent. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal
Reserve Bank.  No such assignment shall release the transferor
Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 10.08.  Collateral.  Each of the Banks
represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 10.09.  GOVERNING LAW.  THIS AGREEMENT AND EACH
NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.

          SECTION 10.10. Submission to Jurisdiction. The Borrower and Wainoco hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Borrower and Wainoco irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 10.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 10.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, WAINOCO, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         WAINOCO OIL & GAS COMPANY


                         By  /s/ Julie H. Edwards
                         Title:  Vice President-Secretary
                                      & Treasurer
                         2100 Citicorp Center
                         1200 Smith Street
                         Houston, Texas  77002-4367
                         Telecopy number: (713) 655-7530


                         WAINOCO OIL CORPORATION


                         By  /s/ Julie H. Edwards
                         Title:  Vice President-Secretary
                                      & Treasurer
                         2100 Citicorp Center
                         1200 Smith Street
                         Houston, Texas  77002-4367
                         Telecopy number: (713) 655-7530


Commitments

$10,000,000              MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK


                         By  /s/ Philip W. McNeal
                         Title:  Vice President

New Banks

$5,000,000               BANQUE PARIBAS


                         By  /s/ Patrick J. Milon
                         Title:  Senior Vice President -
                                   Deputy General Manager


$5,000,000               UNION BANK


                         By  /s/ Richard P. DeGrey
                         Title:  Vice President


                         By  /s/ Walter M. Roth
                         Title:  Vice President

Total Commitments

$20,000,000

                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK, as Agent


                         By   /s/ Philip W. McNeal
                         Title:  Vice President
                         60 Wall Street
                         New York, New York  10260-0060
                         Telex number: 177615
                         Telecopy number: (212) 837-5335

Departing Banks
                         For the limited purposes of Section
                         3.01 of this Amended Agreement

                         BANK OF MONTREAL


                         By  /s/ E.J. Pinder
                         Title:  Account Manager


                         J.P. MORGAN DELAWARE



                         By  /s/ Philip S. Detjens
                         Title:  Vice President